UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2011

BankAtlantic Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-13133	65-0507804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 West Cypress Creek Road, Ft. Lauderdale, Florida	33309
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 954-940-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously disclosed, BankAtlantic, the federal savings bank subsidiary of BankAtlantic Bancorp, Inc. (the “Company”), entered into an agreement to sell its 19 branches (including the associated deposits) and 2 related facilities located in the Tampa – St. Petersburg area to PNC Bank, N.A. (“PNC”). On April 18, 2011, the Company issued a press release announcing that the Office of Thrift Supervision (the “OTS”), the Company’s and BankAtlantic’s primary regulator, has approved BankAtlantic’s sale of its Tampa – St. Petersburg franchise to PNC. PNC previously received the approval of its primary regulator, the Office of the Comptroller of the Currency, with respect to the transaction. The transaction is anticipated to close during the first week of June 2011; however, consummation of the transaction remains subject to the terms and conditions of the acquisition agreement and regulatory requirements, and there is no assurance that the transaction will be consummated on the contemplated terms, when expected, or at all.

A copy of the Company’s press release announcing the OTS’ approval of the transaction is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 – Press release dated April 18, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 18, 2011

BANKATLANTIC BANCORP, INC.

By:	/s/ Valerie C. Toalson
Valerie C. Toalson
Executive Vice President - Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated April 18, 2011